                                                                   EXHIBIT 21.01

                               ORACLE CORPORATION
                           FEDERAL I. D. # 94-2871189
                         SUBSIDIARIES OF THE REGISTRANT
                               AS OF MAY 31, 1996

LIST OF ENTITIES:
                                                      STATE OR COUNTRY
SUBSIDIARY                                            OF INCORPORATION
- ----------                                            ----------------
Oracle (Barbados) Foreign Sales Corporation           Barbados
Network Computer, Inc.                                Delaware
Intercom Global Corporation                           Delaware
Intercom Software Corporation                         Delaware
Intercom Network Corporation                          Delaware
Oracle Credit Corporation                             California
Oracle China, Inc.                                    California
Oracle Taiwan, Inc.                                   California
Oracle Complex Systems Corporation                    Delaware
Oracle Japan Holding, Inc.                            Delaware
India Holdings, Inc.                                  Delaware
RSIB, Inc.                                            Delaware
Oracle Holdings, Inc.                                 Delaware
Oracle GmbH                                           Austria
Oracle Belgium N.V.                                   Belgium
Oracle Software d.o.o.                                Croatia
Oracle Czech S.R.O.                                   Czech Republic
Oracle Danmark A/S                                    Denmark
Oracle Deutschland GmbH                               Germany
Oracle Finland OY                                     Finland
Oracle France S.A.                                    France
Oracle Hellas S.A.                                    Greece
Oracle Hungary Kft.                                   Hungary
Oracle Europe Manufacturing Limited                   Ireland
Oracle Italia, S.p.A.                                 Italy
Oracle Nederland B.V.                                 The Netherlands
Oracle Norge AS                                       Norway
Oracle Polska, Sp. z.o.o.                             Poland
Oracle Portugal - Sistemas De Informacao, LDA         Portugal
Oracle Slovensko spol. s.l.o.                         Slovakia
Oracle Slovenia d.o.o.                                Slovenia
Oracle Iberica S.A. (Spain)                           Spain
Oracle Svenska AB                                     Sweden
Oracle Software (Switzerland) Ltd.                    Switzerland
Oracle AG                                             Switzerland
Oracle Corporation UK Limited                         UK
Oracle Resources Ltd.                                 UK

                               ORACLE CORPORATION
                           FEDERAL I. D. # 94-2871189
                         SUBSIDIARIES OF THE REGISTRANT
                               AS OF MAY 31, 1996

LIST OF ENTITIES:
                                                      STATE OR COUNTRY
SUBSIDIARY                                            OF INCORPORATION
- ----------                                            ------------------------
Oracle Corporation Nominees, Ltd.                     UK
Oracle Systems Limited                                Cyprus
Oracle Software Systems Israel Limited                Israel
Saudi Oracle Limited                                  Saudi Arabia
Oracle (South Africa) (Pty) Limited                   South Africa
Oracle Biligisayer Sistemleri Limited Sirketi         Turkey
Oracle Argentina S.A.                                 Argentina
Oracle do Brazil Sistemas Ltda.                       Brazil
Oracle Caribbean, Inc.                                Puerto Rico/United States
Sistemas Oracle de Chile S.A.                         Chile
Centro de Capacitacion Oracles Ltda.                  Chile
Oracle Colombia Limitada                              Colombia
Oracle Centroamerica S.A.                             Costa Rica
Oracle Ecuador S.A.                                   Ecuador
Oracle Mexico S.A. de C.V.                            Mexico
Oracle del Peru, S.A.                                 Peru
Oracle de Venezuela C.A.                              Venezuela
Oracle Corporation Canada, Inc.                       Canada
La Societe D'Informatique Oracle du Quebec, Inc.      Canada
Oracle Systems (Australia) Pty. Ltd.                  Australia
Beijing Oracle Systems Company Limited                China
Oracle Systems China Limited                          Hong Kong
Oracle Systems Hong Kong Limited                      Hong Kong
PT Oracle Indonesia Ltd.                              Indonesia
Oracle Systems (Korea) Ltd.                           Korea
Oracle Systems Malaysia Sdn. Bhd.                     Malaysia
Oracle New Zealand, Ltd.                              New Zealand
Oracle Systems (Philippines) Inc.                     Philippines
Oracle Systems South-East (Singapore) Pte. Ltd.       Singapore
Oracle Systems (Thailand) Company Limited             Thailand
Oracle Vietnam                                        Vietnam
Oracle Software India Private Ltd.                    India
Oracle Corporation Japan                              Japan

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